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                                  KUTAK ROCK

                                  SUITE 2900                       ATLANTA
                            717 SEVENTEENTH STREET                 KANSAS CITY
                                                                   LITTLE ROCK
                          DENVER, COLORADO 80202-3329              NEW YORK
                                                                   NEWPORT BEACH
                                 303-297-2400                      OKLAHOMA CITY
                            FACSIMILE 303-292-7799                 OMAHA
                                                                   PHOENIX
                           http://www.kutakrock.com                PITTSBURGH
                                                                   WASHINGTON


                              November 2, 1998

America First Real Estate Investment Company, Inc.
1004 Farnam Street, Suite 400
Omaha, NE 68102

     Re:  Certain Federal Income Tax Issues

Ladies and Gentlemen:

     We have acted as your tax counsel in connection with the proposed merger (the "Transaction") of Capital Source, L.P., a Delaware limited partnership ("Cap Source I"), and Capital Source II, L.P.-A, a Delaware limited partnership ("Cap Source II," and together with Cap Source I, the "Partnerships") with and into you pursuant to that certain Agreement and Plan of Merger, dated as of _________________, 1998, among the Partnerships, America First Capital Source I, L.L.C., Insured Mortgage Equities, Inc., America First Capital Source II, L.L.C., Insured Mortgage Equities II L.P. and you (the "Merger Agreement"). Terms not otherwise defined herein shall have the same meaning as ascribed to them in the registration statement on Form S-4 Registration No. 333-52117, including all amendments and supplements thereto (the "Registration Statement").

     In this regard, you have requested our opinion concerning certain federal income tax matters, including, but not limited to, the characterization of the merger of the Partnerships with and into the Company and the related transfer of assets by the Partnerships to the Company (the "Merger") as an exchange subject to the nonrecognition provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). The opinions set forth herein are based on the applicable provisions of the Code (including the Taxpayer Relief Act of 1997 and portions of its legislative history), the Treasury Regulations promulgated thereunder (the "Regulations") and interpretations thereof by the Internal Revenue Service (the "Service") and the courts having jurisdiction over such matters, each as of the date hereof. The opinions set forth herein are also based upon certain assumptions and representations described below. There can be no assurance that the Code or the Regulations will not be amended or that interpretations of the Service or the courts will not change in a manner which would preclude us from rendering similar opinions in the future. Moreover, any such changes in the Code, the Regulations or the interpretations thereof may have retroactive effect.

     These opinions, further, depend upon the facts and circumstances surrounding your operations, the operations of the Partnerships, the operations of the Operating Partnerships and the consummation of the Transaction. In the event such operations differ from your representations concerning the foregoing or the descriptions set forth in the Registration Statement, our conclusions could differ from those set forth herein.


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November 2, 1998
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     In connection with rendering the opinions set forth herein, we have examined and relied upon such documents as we believe necessary, including, but not limited to, the following:

          (a)  the Registration Statement;

          (b) the federal income tax returns of Cap Source I and Cap Source II for the taxable years ended December 31, 1995, December 31, 1996 and December 31, 1997;

          (c) certain data regarding the trading volume of the Units as prepared by Service Data Corporation;

          (d)  the Partnership Agreements;

          (e) certain registration statements filed by the Partnerships with the Securities and Exchange Commission;

          (f)  the Appraisals;

          (g)  the limited partnership agreements of the Operating Partnerships;

          (h)  the Fairness Opinion;

          (i)  the Merger Agreement;

          (j)  Prospectus/Consent Solicitation Statement dated as of _________;

          (k)  the Organizational Documents; and

          (l) the balance sheet of each Partnership dated as of June 30, 1998 (the "Balance Sheets").

     In rendering the opinions set forth herein, we have assumed the authenticity of all original documents, the accuracy of copies and the genuineness of signatures, and that the forms of documents supplied to us are substantially identical to those documents executed by you or for your benefit. In this regard, you should note that we have reviewed only those documents which appeared relevant and have not undertaken a review of any other documents or matters. In addition, we have not independently verified any of the information described in the foregoing documents or in the following representations. We have further assumed compliance with the provisions of the Partnership Agreements and the Merger Agreement and that the Investors have no binding commitment to sell or otherwise transfer Shares acquired in the Transaction. In addition, we have, with your permission, in connection with the delivery of our opinions, relied upon the following representations made by you:

          (a) that you believe the assumptions used in preparation of the Appraisals are reasonable;


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November 2, 1998
Page 3

          (b) that you believe the assumptions used in the preparation of the Fairness Opinion are reasonable;

          (c) that the assets and liabilities of the Partnerships do not differ in any material respect from those described in the Balance Sheets;

          (d) that to the best of your knowledge the Partnerships and the Operating Partnerships each is characterized as a partnership and not as a publicly traded partnership or as an association taxable as a corporation for federal income tax purposes;

          (e) that pursuant to the Merger Agreement, you will invest cash received by you from the Partnerships, so that not more than 80% of your assets, will consist of: (i) cash, foreign currency or readily marketable securities, (ii) stocks or other equity interests in corporations, (iii) evidences of indebtedness, (iv) options, (v) forward or futures contracts,
     (vi) notional principal contracts or derivatives, (vii) interests in real estate investment trusts, (viii) interests in regulated investment companies, (ix) interests in publicly traded partnerships, as defined under
     Section 7704(b) of the Code, or (x) other securities or assets set forth in
     Section 351(e) of the Code;

          (f) that the fair market value of the Shares each Partnership will receive in the Transaction will not exceed the value of the assets contributed by such Partnership;

          (g) that, as of the date of the Merger, the liabilities of each Partnership will not exceed their bases in their assets;

          (h) that except as otherwise disclosed to us in writing, Shares will be proportionately distributed by the Partnerships to the Investors in accordance with their respective capital accounts and that to the best of your knowledge the capital accounts of the Investors reflect their respective interests in the Partnerships in all material respects;

          (i) that all of the limited partner interests in the Operating Partnerships are owned by the Partnerships;

          (j) that you believe that the assumptions used in determining the Exchange Value are reasonable;

          (k) that less than 20% of the value of the assets contributed to the Company by each of the Partnerships is attributable to money or marketable securities, as such term is used in Regulation
     Section 1.731-2(d)(1)(ii)(A);

          (l) that you have no binding commitment to issue any shares of capital stock, except as contemplated by the Transaction; and

          (m) that you have no binding commitment to dispose of any of the assets acquired in the Transaction, except in the ordinary course of business.


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November 2, 1998
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     Based solely on the documents, representations and assumptions set forth above and subject to limitations described herein, we are of the opinion that: (a) the Merger will be an exchange subject to the nonrecognition provisions of Section 351 of the Code; and (b) the discussion set forth in the section of the Registration Statement entitled "CERTAIN FEDERAL INCOME
TAX CONSEQUENCES" fairly summarizes the material federal income tax considerations associated with the Transaction.

     The opinions set forth herein are rendered only to you and are solely for your benefit. Please be advised that we have rendered no opinion, except as expressly set forth above, with regard to any other federal income tax or other tax issue associated with you, the Investors, the Transaction, the Partnerships, the Operating Partnerships or any other party described in the Registration Statement. In addition, we have rendered no opinion with respect to the merger of General Partners with and into the Company. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                        Very truly yours,

                                        /s/ Kutak Rock
                                          Kutak Rock



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